Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
January 26, 2011	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES IMPROVED 2010 ANNUAL EARNINGS;

ASSET QUALITY REMAINS STRONG, LOANS GROW 9%

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced earnings of $18.4 million, or $0.62 per diluted share, for the year ended December 31, 2010.  This is a 78.62% increase over earnings of $10.3 million, or $0.37 per diluted share, for the previous year.  For the quarter ended December 31, 2010, net income was $4.0 million, or $0.14 per diluted share, versus $3.4 million, or $0.12 per diluted share, for the same quarter in 2009.

Selected Highlights

•                  Asset quality continues to be strong.  Nonperforming loans remained low at 0.36% of total assets, and annualized net loan charge offs were 0.37% of loans outstanding.  Nonaccrual loans decreased to $7.5 million from $9.3 million at the previous quarter ended September 30, 2010, and the Company currently has $49,000 of loans receivable past due 90 days or more.

•                  The Company’s tax equivalent net interest margin increased to 3.68% for the current year, up from 2.94% in the previous year. For the fourth quarter, net interest margin was 3.77% compared to 3.82% for the previous quarter ended September 30, 2010.

•                  Total assets at period-end were $2.07 billion versus $1.98 billion one year earlier, an increase of 4.85%.

•                  Loans held for investment grew to $1.41 billion, an increase of $115.9 million, or 8.96%, compared to the prior year end.

•                  Total deposits grew to $1.40 billion, an increase of 8.23% compared to December 31, 2009.

•                  All capital ratios substantially exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 10.07%.

Income Statement Review

For the fourth quarter of 2010, net income was $4.0 million, or $0.14 per diluted share. Compared to the year ago quarter, this was an increase of 18.18%.  Net interest income increased 24.20% to $18.5 million from $14.9 million.  For this same period, the tax equivalent net interest margin improved to 3.77% from 3.32%. The growth in net interest income and the margin is the result of the Bank’s success in growing its balance sheet and maintaining average earning asset yields while significantly lowering deposit rates.  Compared to the year ago quarter, average earning assets grew $163.0 million while the average yield on earning assets decreased slightly by 0.06% and the average cost of interest bearing liabilities decreased 0.55%. The average balance of the Company’s loan portfolio increased $91.9 million while the yield increased 0.05%. The average balance of non-interest bearing deposits increased $79.6 million, or 51.22%, and interest-bearing deposits increased $78.9 million, or 6.96%, while the costs decreased 0.65%.

Noninterest income was $5.5 million for the fourth quarter compared to $5.6 million for the year ago quarter. For the comparable years ended December 31, noninterest income increased to $27.4 million from $23.3 million, or 17.31%.  The increase in income year over year is primarily attributable to revenues from mortgage banking activities, which improved by $3.0 million.

Noninterest expense increased to $16.9 million for the fourth quarter from $13.7 million for the year ago quarter.  During the fourth quarter, the Company performed a review of the goodwill and other intangible assets recorded in its Wealth management and Trust Services business segment and determined that goodwill was impaired, which resulted in a noncash impairment charge of $2.6 million. Also included in the fourth quarter is an impairment of other real estate owned of $1.4 million.  In the fourth quarter of last year, there was a settlement expense of $877,000 related to mortgage loan repurchases.  Core operating expenses for the fourth quarter, which are absent these charges, were $13.0 million compared to $12.8 million for the year ago quarter, an increase of 1%.

For the comparable years ended December 31, noninterest expense increased to $59.5 million from $52.4 million. In addition to the items mentioned above, the Company recorded a $686,000 reduction in accruals for potential mortgage repurchases.  Expenses for 2010 also included $801,000 of expenses related to the accelerated vesting of certain retirement benefits and one-time data processing and telecom expenses of $943,000 primarily due to the Company’s core system conversion.  Expenses in 2009 included $2.6 million of mortgage loan repurchases and settlements with mortgage correspondents.  Absent the preceding items mentioned, core noninterest expenses for 2010 were $54.0 million for 2010 versus $49.9 million for 2009, an 8.38% increase, which is primarily attributable to higher mortgage banking commissions and other incentive compensation. Overall, the efficiency ratio improved to 61.67% for 2010 compared to 70.95% for 2009.

Management reports core operating expense, a non-GAAP measure, to provide information about the Company’s noninterest expenses excluding certain charges or impairments that are considered unusual or infrequent in nature.  A table reconciling the noninterest expense to core operating expense is included with this press release.

Review of Balance Sheet and Credit Quality

At December 31, 2010, total assets of the Company were $2.07 billion, an increase of 4.85% from total assets of $1.98 billion at December 31, 2009. Loans held for investment grew 8.96% to $1.41 billion at December 31, 2010, from $1.29 billion at December 31, 2009.  During this period, the Bank’s investment portfolio decreased $37.5 million, or 9.80%, while loans held for sale increased $26.6 million, or 14.81%.

The Bank’s asset growth was primarily funded by an 8.23% increase in deposits, which grew $106.7 million and totaled $1.40 billion at December 31, 2010 versus $1.30 billion a year earlier.  Demand deposit account balances increased by 38.28% year over year, reflecting the Bank’s continued focus on generating lower funding costs.

Although the quality of the Bank’s loan portfolio has remained strong, the provision for loan losses was consistent at $1.9 million for the fourth quarter versus $2.0 million for the fourth quarter of last year.  The total allowance for loan losses increased to 1.72% of loans outstanding from a comparable ratio of 1.44% at December 31, 2009, reflecting continuing concerns regarding the local and national economy.  The Company’s nonperforming loans stood at 0.36% of total assets at December 31, 2010 compared to 0.44% at September 30, 2010 and 0.04% at December 31, 2009.  Net loan charge-offs totaled $111,000 for the fourth quarter, compared to $2.1 million for last quarter.  There were $49,000 loans past due 90 days or more at December 31, 2010, while early stage loan delinquencies at 30-89 days past due were $2.1 million compared to $1.9 million at December 31, 2009.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“We are pleased to announce another solid year for Cardinal as we continue to improve upon our key financial metrics.  Year over year, our Company enjoyed significant growth in earnings.  Cardinal’s net interest margin increased, commercial lending activity and deposit growth outpaced the market and mortgage lending volume was strong.  As our Company’s total assets surpassed the $2 billion mark at year end, we maintained our stringent underwriting standards as reflected by our credit quality which remains among the best in the banking industry.

“While we continued to concentrate on profitability and controlled growth, operating as a safe and sound financial institution remains our priority.  We are committed to our shareholders and focused on building a strong and highly valued company. Management is dedicated to maximizing the potential of Cardinal’s strong franchise for the benefit of our employees, customers and shareholders.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.07 billion at December 31, 2010, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 26 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with six offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

December 31, 2010 and  December 31, 2009

(Dollars in thousands)

	(Unaudited)		% Change
	December 31, 2010	December 31, 2009	Current Year
Cash and due from banks	$12,963	$19,804	-34.5%
Federal funds sold	12,905	5,037	156.2%

Investment securities available-for-sale	320,998	343,569	-6.6%
Investment securities held-to-maturity	21,879	35,184	-37.8%
Investment securities — trading	2,107	3,724	-43.4%
Total investment securities	344,984	382,477	-9.8%

Other investments	16,469	16,467	0.0%
Loans held for sale	206,047	179,469	14.8%

Loans receivable, net of fees	1,409,302	1,293,432	9.0%
Allowance for loan losses	(24,210)	(18,636)	29.9%
Loans receivable, net	1,385,092	1,274,796	8.7%

Premises and equipment, net	16,717	15,743	6.2%
Goodwill and intangibles, net	10,688	13,935	-23.3%
Bank-owned life insurance	34,358	33,712	1.9%
Prepaid FDIC insurance premiums	4,574	6,683	-31.6%
Other real estate owned	1,250	4,991	-75.0%
Other assets	25,971	23,071	12.6%

TOTAL ASSETS	$2,072,018	$1,976,185	4.8%

Non-interest bearing deposits	$229,575	$166,019	38.3%
Interest bearing deposits	1,174,150	1,130,986	3.8%
Total deposits	1,403,725	1,297,005	8.2%

Other borrowed funds	389,586	427,579	-8.9%
Mortgage funding checks	662	13,918	-95.2%
Escrow liabilities	1,454	2,079	-30.1%
Other liabilities	53,689	31,097	72.7%

Shareholders’ equity	222,902	204,507	9.0%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,072,018	$1,976,185	4.8%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

For the Three Months and Years Ended December 31, 2010 and 2009

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Years Ended
	December 31,			December 31,
	2010	2009	% Change	2010	2009	% Change
	(Unaudited)			(Unaudited)
Net interest income	$18,466	$14,868	24.2%	$69,045	$50,542	36.6%
Provision for loan losses	(1,877)	(2,000)	-6.2%	(10,502)	(6,750)	55.6%
Net interest income after provision for loan losses	16,589	12,868	28.9%	58,543	43,792	33.7%

Service charges on deposit accounts	446	528	-15.5%	1,881	2,011	-6.5%
Loan fees	821	488	68.2%	2,311	2,649	-12.8%
Investment fee income	1,016	948	7.2%	4,088	3,614	13.1%
Realized and unrealized gains on mortgage banking activities	2,005	2,873	-30.2%	13,860	12,452	11.3%
Management fee income	981	566	73.3%	3,657	1,833	99.5%
Income from bank owned life insurance	146	137	6.6%	646	536	20.5%
Net realized gains on investment securities	103	132	-22.0%	914	335	172.8%
Litigation recovery on previously impaired investment	—	—	100.0%	87	—	100.0%
Other non-interest income (loss)	4	(36)	-111.1%	(55)	(82)	-32.9%
Total non-interest income	5,522	5,636	-2.0%	27,389	23,348	17.3%

Net interest income and non-interest income	22,111	18,504	19.5%	85,932	67,140	28.0%

Salaries and benefits	5,663	6,025	-6.0%	27,445	23,571	16.4%
Occupancy	1,423	1,388	2.5%	5,723	5,442	5.2%
Depreciation	469	433	8.3%	1,938	1,948	-0.5%
Data communications	909	975	-6.8%	4,295	3,352	28.1%
Professional fees	1,157	576	100.9%	2,733	2,142	27.6%
FDIC insurance assessment	261	490	-46.7%	1,853	2,692	-31.2%
Impairment of goodwill and other intangible assets	2,557	—	0.0%	3,008	—	100.0%
Impairment of other real estate owned	1,365	—	100.0%	1,365	—	100.0%
Mortgage loan repurchases and settlements	—	877	-100.0%	(686)	2,569	-126.7%
Other operating expense	3,113	2,942	5.8%	11,795	10,711	10.1%
Total non-interest expense	16,917	13,706	23.4%	59,469	52,427	13.4%
Income before income taxes	5,194	4,798	8.3%	26,463	14,713	79.9%
Provision for income taxes	1,164	1,388	-16.1%	8,021	4,388	82.8%
NET INCOME	$4,030	$3,410	18.2%	$18,442	$10,325	78.6%

Earnings per common share - basic	$0.14	$0.12	17.7%	$0.63	$0.38	66.7%
Earnings per common share - diluted	$0.14	$0.12	17.5%	$0.62	$0.37	66.9%
Weighted-average common shares outstanding - basic	29,160,590	29,032,227	0.4%	29,122,780	27,185,811	7.1%
Weighted-average common shares outstanding - diluted	29,724,959	29,561,807	0.6%	29,608,002	27,674,179	7.0%

Reconciliation of Non-GAAP measures:

GAAP noninterest expense reported above	$16,917	$13,706		$59,469	$52,427
Subtract: Impairment of goodwill and other intangible assets	(2,557)	—		(3,008)	—
Subtract: Impairment of other real estate owned	(1,365)	—		(1,365)	—
Subtract: Mortgage loan repurchases and settlements	—	(877)		686	(2,569)
Subtract: Accelerated vesting of retirement benefits	—	—		(801)	—
Subtract: Core system conversion expenses	—	—		(943)	—

Core operating expenses, excluding above charges	$12,995	$12,829	1.3%	$54,038	$49,858	8.4%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)
Income Statements:
Interest income	$24,993	$23,171	$96,633	$86,742
Interest expense	6,527	8,303	27,588	36,200
Net interest income	18,466	14,868	69,045	50,542
Provision for loan losses	1,877	2,000	10,502	6,750
Net interest income after provision for loan losses	16,589	12,868	58,543	43,792
Non-interest income	5,522	5,636	27,389	23,348
Non-interest expense	16,917	13,706	59,469	52,427
Net income before income taxes	5,194	4,798	26,463	14,713
Provision for income taxes	1,164	1,388	8,021	4,388
Net income	$4,030	$3,410	$18,442	$10,325

	December 31, 2010	December 31, 2009
	(Unaudited)
Balance Sheet Data:
Total assets	$2,072,018	$1,976,185
Loans receivable, net of fees	1,409,302	1,293,432
Allowance for loan losses	(24,210)	(18,636)
Loans held for sale	206,047	179,469
Total investment securities	344,984	382,477
Total deposits	1,403,725	1,297,005
Other borrowed funds	389,586	427,579
Total shareholders’ equity	222,902	204,507

Common shares outstanding	28,769	28,718

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2010	2009	2010	2009
Selected Average Balances:
Total assets	$2,082,070	$1,893,588	$1,997,911	$1,811,158
Loans receivable, net of fees	1,371,010	1,279,111	1,327,558	1,207,428
Allowance for loan losses	(24,325)	(18,043)	(21,306)	(16,309)
Loans held for sale	274,992	138,126	194,928	160,790
Total investment securities	301,945	353,851	336,088	301,346
Interest earning assets	1,976,880	1,813,831	1,894,313	1,735,133
Total deposits	1,447,497	1,288,928	1,378,887	1,237,477
Other borrowed funds	376,699	377,480	376,508	366,965
Total shareholders’ equity	229,873	206,664	218,457	186,751
Weighted Average:
Common shares outstanding — basic	29,161	29,032	29,123	27,186
Common shares outstanding — diluted	29,725	29,562	29,608	27,674

Per Common Share Data:
Basic net income	$0.14	$0.12	$0.63	$0.38
Fully diluted net income	0.14	0.12	0.62	0.37
Book value	7.75	7.12	7.75	7.12
Tangible book value (1)	7.22	6.52	7.22	6.52

Performance Ratios:
Return on average assets	0.77%	0.72%	0.92%	0.57%
Return on average equity	7.01%	6.60%	8.44%	5.53%
Net interest margin (2)	3.77%	3.32%	3.68%	2.94%
Efficiency ratio (3)	70.52%	66.85%	61.67%	70.95%
Non-interest income to average assets	1.06%	1.19%	1.37%	1.29%
Non-interest expense to average assets	3.25%	2.90%	2.98%	2.89%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.37%	0.22%
Total nonaccrual loans			$7,516	$696
Real estate owned			$1,250	$4,991
Nonperforming loans to loans receivable, net of fees			0.53%	0.05%
Nonperforming loans to total assets			0.36%	0.04%
Total loans receivable past due 30 to 89 days			$2,131	$1,875
Total loans receivable past due 90 days or more			$49	$151
Allowance for loan losses to loans receivable, net of fees			1.72%	1.44%
Allowance for loan losses to nonperforming loans			320.03%	2677.59%

Capital Ratios:
Tier 1 risk-based capital			12.67%	12.97%
Total risk-based capital			14.06%	14.15%
Leverage capital ratio			10.82%	11.03%

(1) Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2) Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 30%.

(3) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

For the Three Months and Years Ended December 31, 2010 and 2009

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Years Ended
	December 31, 2010		December 31, 2009		December 31, 2010		December 31, 2009
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$173,528	4.41%	$153,955	4.70%	$163,497	4.58%	$157,703	4.77%
Real estate - commercial	618,565	6.28%	590,125	6.25%	609,568	6.23%	546,593	6.26%
Real estate - construction	225,115	5.61%	192,156	5.44%	204,167	5.62%	181,365	4.80%
Real estate - residential	229,959	5.13%	222,388	5.09%	227,950	5.16%	207,238	5.27%
Home equity lines	120,986	3.46%	117,563	3.58%	119,686	3.64%	111,858	3.63%
Consumer	2,857	5.83%	2,924	5.70%	2,690	5.87%	2,671	5.95%
Total loans	1,371,010	5.54%	1,279,111	5.49%	1,327,558	5.53%	1,207,428	5.43%

Loans held for sale	274,992	4.32%	138,126	4.94%	194,928	4.64%	160,790	4.58%
Investment securities - available-for-sale (1)	279,176	4.35%	317,338	4.66%	307,612	4.49%	258,971	4.87%
Investment securities - held-to-maturity	22,769	3.10%	36,513	3.61%	28,476	3.28%	42,375	3.75%
Other investments	15,728	0.39%	15,728	0.41%	15,728	0.34%	15,705	0.19%
Federal funds sold	13,205	0.22%	27,015	0.25%	20,011	0.23%	49,864	0.24%
Total interest-earning assets	1,976,880	5.09%	1,813,831	5.15%	1,894,313	5.14%	1,735,133	5.03%

Non-interest earning assets:
Cash and due from banks	13,409		2,615		12,893		1,427
Premises and equipment, net	16,971		15,490		16,436		15,854
Goodwill and intangibles, net	13,253		13,970		13,587		14,060
Accrued interest and other assets	85,882		65,725		81,988		60,993
Allowance for loan losses	(24,325)		(18,043)		(21,306)		(16,309)

TOTAL ASSETS	$2,082,070		$1,893,588		$1,997,911		$1,811,158

Interest-bearing liabilities:
Interest checking	$132,923	0.19%	$128,816	0.76%	$133,105	0.35%	$123,017	0.98%
Money markets	142,479	0.49%	63,495	0.71%	109,771	0.56%	53,030	0.96%
Statement savings	257,999	0.36%	308,282	1.00%	272,843	0.52%	291,751	1.38%
Certificates of deposit	679,014	1.80%	632,879	2.54%	661,906	1.97%	622,617	2.88%
Total interest-bearing deposits	1,212,415	1.16%	1,133,472	1.81%	1,177,625	1.32%	1,090,415	2.17%

Other borrowed funds	376,699	3.13%	377,480	3.28%	376,508	3.19%	366,965	3.41%
Total interest-bearing liabilities	1,589,114	1.63%	1,510,952	2.18%	1,554,133	1.78%	1,457,380	2.48%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	235,082		155,456		201,262		147,062
Other liabilities	28,001		20,516		24,059		19,965

Shareholders’ equity	229,873		206,664		218,457		186,751

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,082,070		$1,893,588		$1,997,911		$1,811,158

NET INTEREST MARGIN (1)		3.77%		3.32%		3.68%		2.94%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 30%.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three Months and Years Ended December 31, 2010 and 2009

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended December 31, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$18,013	$658	$—	$(205)	$—	$18,466
Provision for loan losses	1,877	—	—	—	—	1,877
Non-interest income	818	3,597	1,016	108	(17)	5,522
Non-interest expense	9,170	2,989	3,708	1,067	(17)	16,917
Provision for income taxes	2,450	438	(942)	(782)	—	1,164
Net income (loss)	$5,334	$828	$(1,750)	$(382)	$—	$4,030

Average Assets	$2,074,261	$280,735	$2,960	$228,991	$(504,877)	$2,082,070

At and for the Three Months Ended December 31, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$14,521	$552	$—	$(205)	$—	$14,868
Provision for loan losses	2,000	—	—	—	—	2,000
Non-interest income	915	3,795	953	(7)	(20)	5,636
Non-interest expense	8,600	3,626	781	719	(20)	13,706
Provision for income taxes	1,540	249	57	(458)	—	1,388
Net income (loss)	$3,296	$472	$115	$(473)	$—	$3,410

Average Assets	$1,889,342	$149,452	$3,455	$228,734	$(377,395)	$1,893,588

At and for the Twelve Months Ended December 31, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$67,480	$2,385	$—	$(820)	$—	$69,045
Provision for loan losses	10,502	—	—	—	—	10,502
Non-interest income	3,975	19,203	4,102	205	(96)	27,389
Non-interest expense	37,226	11,103	6,798	4,438	(96)	59,469
Provision for income taxes	7,432	3,640	(942)	(2,109)	—	8,021
Net income (loss)	$16,295	$6,845	$(1,754)	$(2,944)	$—	$18,442

Average Assets	$1,987,599	$203,172	$3,180	$230,376	$(426,416)	$1,997,911

At and for the Twelve Months Ended December 31, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$48,712	$2,717	$—	$(887)	$—	$50,542
Provision for loan losses	6,656	94	—	—	—	6,750
Non-interest income	3,993	16,213	3,639	(413)	(84)	23,348
Non-interest expense	34,104	12,779	3,156	2,472	(84)	52,427
Provision for income taxes	3,566	2,084	162	(1,424)	—	4,388
Net income (loss)	$8,379	$3,973	$321	$(2,348)	$—	$10,325

Average Assets	$1,806,007	$166,223	$3,449	$208,065	$(372,586)	$1,811,158